Exhibit 10.1(6)
Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of November 21, 2025, is made and entered into by and among MGM RESORTS INTERNATIONAL, a Delaware corporation (the “Borrower”), each of the Incremental Lenders party hereto and SUMITOMO MITSUI BANKING CORPORATION, as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
RECITALS
A.    The Borrower and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 23, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the First Amendment Effective Date (as hereinafter defined), the “Credit Agreement”, and the Credit Agreement as amended by this First Amendment, the “Amended Credit Agreement”) by and among the Borrower, the banks, financial institutions and other entities from time to time party thereto as lenders (collectively, the “Lenders”), and the Administrative Agent.
B.    Pursuant to Section 2.13 of the Credit Agreement, the Borrower has requested that the institutions listed on Schedule I hereto under the heading “Incremental Lenders” (the “Incremental Lenders”) provide an Incremental Term Loan Increase in an aggregate principal amount of ¥9,036,000,000.00, which shall be part of the same Tranche as, and have identical terms to, the Term Loans, subject to, and in accordance with, the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and each Incremental Lender party hereto agree as follows:
1.Definitions. Except as otherwise expressly provided herein, capitalized terms used in this First Amendment shall have the meanings given in the Credit Agreement, and the rules of interpretation set forth in the Credit Agreement shall apply to this First Amendment.
2.Amendments to Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended to add the following defined terms in proper alphabetical order:
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of November 21, 2025, by and among the Borrower, the Administrative Agent and the Incremental Lenders party thereto.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

(b)Section 2.01 of the Credit Agreement is hereby amended to add the following as a new clause (c) to such Section:

“(c)     The First Amendment Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender party to the First Amendment severally agrees to make a Term Loan to the Borrower on the First Amendment Effective Date in an amount not to exceed such Term Lender’s Term Commitment. Such Term Borrowing shall consist of Term Loans made simultaneously by the Incremental Lenders (as defined in the First Amendment) in accordance with their respective Incremental Term Commitment (as defined in the First Amendment) listed on Schedule I to the First Amendment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term Loans may be Benchmark Rate Loans, as further provided herein.”
(c)Schedule 2.01 to the Credit Agreement is hereby amended and restated as attached hereto as Exhibit A.
3.Amendments to Provide Term Loan Increase.
(a)Each Incremental Lender hereby severally agrees to provide Term Loans to the Borrower in the amount set forth opposite its name under the heading “Incremental Term Commitment” on Schedule I hereto on the terms and subject to the conditions set forth in this First Amendment, and each Incremental Lender’s Incremental Term Commitment shall be binding as of the First Amendment Effective Date.
(b)The Incremental Term Commitment of each Incremental Lender is in addition to such Incremental Lender’s existing Loans and Commitments under the Amended Credit Agreement, if any, which shall continue and, immediately after giving effect to the amendments contemplated hereby, shall be subject in all respects to the terms of the Amended Credit Agreement (and, in each case, the other Loan Documents).
(c)This First Amendment represents the Borrower’s request for the Incremental Term Increase to be provided on the terms set forth herein on the First Amendment Effective Date. It is the understanding, agreement and intention of the parties that the Incremental Term Loans provided hereunder be part of the same Tranche as the existing Term Loans (as defined in, and modified by, the Amended Credit Agreement) and shall constitute Loans and Term Loans under the Loan Documents. The Incremental Term Commitments and the Term Loans made thereunder shall be subject to the provisions of the Amended Credit Agreement and the other Loan Documents and shall be on terms and conditions identical to the existing Term Loans made thereunder, respectively, including, without limitation, the “Applicable Rate” and “Maturity Date” applicable thereto (in each case, as defined in, and modified by, the Amended Credit Agreement).
4.Effectiveness of this First Amendment. This First Amendment and the amendments to the Credit Agreement set forth in Section 2 hereof shall be effective only if and when:
(a) the Borrower, the Administrative Agent and the Incremental Lenders have delivered their fully executed signature pages hereto to the Administrative Agent;
(b)the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that for purposes of this Section 4(b), the representations and warranties contained in Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 7.01(a) or Section 7.01(b) of the Credit Agreement; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;
(c)the Borrower shall have paid all Attorney Costs of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the First Amendment Effective Date;
(d)the Borrower shall have paid all fees and expenses owed to the Administrative Agent (other than Attorney Costs of counsel to the Administrative Agent) due and owing through and including the First Amendment Effective Date to the Administrative Agent to the extent invoiced at least one Business Day prior to the First Amendment Effective Date;
(e)after giving effect to this First Amendment, no event has occurred and is continuing or will result from the execution and delivery of this First Amendment or the performance by the Borrower and the other Loan Parties of their obligations hereunder that would constitute a Default or an Event of Default; and
(f)the Administrative Agent shall have received a favorable opinion of Milbank LLP, special New York counsel to the Borrower, addressed to the Administrative Agent and each Incremental Lender, reasonably satisfactory to the Administrative Agent.
This First Amendment and the amendments to the Credit Agreement set forth in Section 2 hereof shall be effective on the date (the “First Amendment Effective Date”) on which all of the foregoing conditions are satisfied.
5.Representations. The Borrower represents and warrants to the Administrative Agent and the Incremental Lenders that, as of the First Amendment Effective Date and after giving effect to the borrowing of additional Term Loans on the First Amendment Effective Date, the Borrower (on a combined basis with the Designated Restricted Entities and the Restricted Subsidiaries) is and will be Solvent.
6.Acknowledgments; Reaffirmation.
(a)By executing this First Amendment, the Borrower, on behalf of itself and each of the other Loan Parties, (i) consents to this First Amendment and the performance by the Borrower and each of the other Loan Parties of their respective obligations hereunder, (ii) acknowledges that notwithstanding the execution and delivery of this First Amendment, the Obligations (as amended hereby) of each of the Loan Parties under the Guaranty, the Pledge Agreement and each of the other Loan Documents to which such Loan Party is a party are not impaired or affected (except as amended hereby) and the Guaranty, the Pledge Agreement and each such Loan Document continues in full force and effect as amended hereby and (iii) affirms and ratifies, to the extent it is a party thereto, the Guaranty, the Pledge Agreement and each other Loan Document with respect to all of the Obligations (as amended hereby).
(b)By executing this First Amendment, each Lender party hereto consents to a non-standard Interest Period ending on December 26, 2025.
7.Miscellaneous.

(a)THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT WHICH EXPRESSLY STATES THAT IT SHALL BE GOVERNED BY THE LAW OF ANOTHER JURISDICTION) AND ANY CLAIMS, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)This First Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this First Amendment, when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed signature page to this First Amendment by facsimile transmission or electronic mail (including “.pdf” or similar format) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by Requirements of Law.
(c)The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(d)Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement,” or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement, as amended by this First Amendment. This First Amendment and the Credit Agreement as amended by this First Amendment shall not constitute a novation of the Credit Agreement or the other Loan Documents. This First Amendment shall be deemed a “Loan Document” and an Incremental Joinder Agreement, in each case as defined in the Credit Agreement. The parties hereto acknowledge that (i) this First Amendment constitutes the notice to the Administrative Agent of the Borrower’s request to establish an Incremental Term Loan Increase required by Section 2.13 of the Credit Agreement and (ii) after giving effect to this First Amendment, each Incremental Lender party hereto shall become a Lender and a Term Lender under the Amended Credit Agreement. Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Credit Agreement shall apply to this First Amendment as if expressly set forth herein.
(e)Nothing in this First Amendment prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the day and year first above written, to be effective on the date hereof.
Borrower:
MGM RESORTS INTERNATIONAL
By: /s/ Jonathan S. Halkyard
    Name: Jonathan S. Halkyard
    Title: Chief Financial Officer

[MGM – Signature Page to First Amendment]

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent
By:    /s/ Cindy Hwee
    Name:    Cindy Hwee
    Title:    Director

[Signature Page to First Amendment]

CITIBANK, N.A., as a Lender
By:    /s/ Saod Zamon
    Name:    Saod Zamon
    Title:    Authorized Signatory

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as a Lender
By:    /s/ Erron Powers
    Name:    Erron Powers
    Title:    Director

[Signature Page to First Amendment]

Schedule I

Incremental Lender	Incremental Term Commitment
Citibank, N.A.	¥5,271,000,000.00
Bank of America, N.A.	¥3,765,000,000.00
Total	¥9,036,000,000.00

EXHIBIT A
Amended Schedule 2.01 to Credit Agreement
[See Attached]

Schedule 2.01: Commitments

Lender	Term Loan Commitment	Applicable Percentage
Sumitomo Mitsui Banking Corporation	¥15,060,000,000.00	27.777777778%
Mizuho Bank, Ltd.	¥15,060,000,000.00	27.777777778%
Wells Fargo Bank, N.A.	¥15,060,000,000.00	27.777777778%
Citibank, N.A.	¥5,271,000,000.00	9.722222222%
Bank of America, N.A.	¥3,765,000,000.00	6.944444444%
Total	¥54,216,000,000.00	100%